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                                                                     EXHIBIT 99


FOR IMMEDIATE RELEASE

Contacts:

David K. Meehan                                         John D. Lovallo
Chairman and Chief Executive Officer                    Senior Vice President
Jeffrey S. Bragg                                        John D. Menditto
Executive Vice President and Chief Operating Officer    Senior Account Executive
Insurance Management Solutions Group                    Makovsky & Company
(877) 711-4674                                          (212) 508-9600


                     INSURANCE MANAGEMENT SOLUTIONS GROUP
                         ANNOUNCES MANAGEMENT CHANGES

         ST. PETERSBURG, Florida, August 19, 1999 -- Insurance Management Solutions Group, Inc. (Nasdaq: INMG), a business process outsourcing provider serving insurance companies and financial institutions throughout the U.S., today announced it has appointed David M. Howard, President. David K. Meehan, who formerly held the title of President, remains Chairman and Chief Executive Officer. In addition, the Company announced that Kelly K. King, Chief Financial Officer, has decided to leave IMSG to pursue personal interests.

         Mr. Howard, 37, joins IMSG from Bankers Insurance Group, Inc. (BIG), where he spent the past 11 years in positions of increasing importance, including president and chief executive officer of their highly-technical Bankers Hazard Determination Services, which was national in scope. Under his leadership, the company's financial customer base, revenues and operating income were enhanced substantially over a six-year period. Most recently, David has served as senior vice president and chief marketing officer of Bankers Insurance Group.

         Prior to that, he spent several years as an officer in the United States military. David is active in industry organizations and is a member of the Council of Company Executives Officers (CCEO). Mr. Howard will report directly to David K. Meehan. Mr. Howard is a graduate of Central Michigan University.


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         David K. Meehan stated, "We are extremely pleased to add a talent like
David to our management team. His experience at Bankers Insurance Group will be a vital asset to the growth of IMSG, as he was a key element in Bankers significant expansion throughout the U.S." Mr. Meehan continued, "Utilizing his technical and operational expertise, David's responsibilities at IMSG will include enhancing operational efficiencies within the company, expediting our sales process and building long-term strategic relationships that will drive earnings improvement."

         Christopher Breakiron, Vice President and Controller will aid in the chief financial officer duties until a permanent successor for Kelly King is appointed. Mr. Meehan commented, "Although we are sad to see Kelly leave, we wish him well in his future endeavors. Kelly has played an important role in the development of IMSG, particularly during our initial public offering."

         Insurance Management Solutions Group, Inc., (www.outsourceimsg.com), including its subsidiaries, offers comprehensive outsourcing solutions including policy and claim administration services as well as financial and statistical reporting, flood and hazard determinations, training, and marketing support.

Certain statements contained in this press release, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such foward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to uncertainties regarding the market, acceptance of the Company's new services, difficulties inherent in locating suitable acquisition candidates and consummating acquisitions, difficulties in obtaining new customers and retaining existing customers, difficulties in achieving expected expense reductions as a result of management initiatives, difficulties in determining the potential success of new sales and marketing personnel, and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission.

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